CERTIFICATE OF ELIMINATION

OF

SERIES A CONVERTIBLE PREFERRED STOCK,

SERIES B CONVERTIBLE PREFERRED STOCK,

SERIES C CONVERTIBLE PREFERRED STOCK,

SERIES D CONVERTIBLE PREFERRED STOCK,

SERIES E CONVERTIBLE PREFERRED STOCK,

AND

SERIES F CONVERTIBLE PREFERRED STOCK,

OF

POLARITYTE, INC.

(Pursuant to Section 151 (g) of the Delaware General Corporation Law)

POLARITYTE, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”) does hereby certify:

FIRST: The date on which the Corporation’s Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware in May 8, 1998.

SECOND: The Corporation filed on December 17, 2014, with the Secretary of State of the State of Delaware a Certificate of Designation for Series A Convertible Preferred Stock designating the rights, preferences and privileges of the Corporation’s Series A Convertible Preferred Stock (“Series A Preferred Stock”) and designating 8,830,000 shares as Series A Preferred Stock.

THIRD: The Corporation filed on April 30, 2015, with the Secretary of State of the State of Delaware a Certificate of Designation for Series B Convertible Preferred Stock designating the rights, preferences and privileges of the Corporation’s Series B Convertible Preferred Stock (“Series B Preferred Stock”) and designating 54,250 shares as Series B Preferred Stock.

FOURTH: The Corporation filed on June 9, 2015, with the Secretary of State of the State of Delaware a Certificate of Designation for Series C Convertible Preferred Stock designating the rights, preferences and privileges of the Corporation’s Series C Convertible Preferred Stock (“Series C Preferred Stock”) and designating 2,000 shares as Series C Preferred Stock.

FIFTH: The Corporation filed on October 1, 2015, with the Secretary of State of the State of Delaware a Certificate of Designation for Series D Convertible Preferred Stock designating the rights, preferences and privileges of the Corporation’s Series D Convertible Preferred Stock (“Series D Preferred Stock”) and designating 170,000 shares as Series D Preferred Stock.

SIXTH: The Corporation filed on April 5, 2017, with the Secretary of State of the State of Delaware a Certificate of Designation for Series E Convertible Preferred Stock designating the rights, preferences and privileges of the Corporation’s Series E Convertible Preferred Stock (“Series H Preferred Stock”) and designating 7,050 shares as Series E Preferred Stock.

SEVENTH: The Corporation filed on September 20, 2017, with the Secretary of State of the State of Delaware a Certificate of Designation for Series F Convertible Preferred Stock designating the rights, preferences and privileges of the Corporation’s Series F Convertible Preferred Stock (“Series H Preferred Stock”) and designating 6,455 shares as Series F Preferred Stock.

EIGHTH: The Board of Directors of the Corporation, acting in accordance with the provisions of DGCL, has adopted the following resolutions:

NOW, THEREFORE, BE IT

RESOLVED, that none of the authorized shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock are outstanding and none of the authorized shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock will be issued subject to each respective Certificate of Designation; and

RESOLVED, that all matters set forth in the Certificates of Designations with respect to Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock be eliminated from the Corporation’s Certificate of Incorporation, as amended; and

RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and directed, for and on behalf of the Corporation, to execute this Certificate of Elimination and to file this Certificate of Elimination with the Secretary of State of the State of Delaware pursuant to Section 151(g) of the DGCL and when such Certificate of Elimination becomes effective, all references to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock in the Certificate of Incorporation, as amended, shall be eliminated and the authorized shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall resume the status of authorized and unissued shares of preferred stock of the Corporation, without designation as to series.

NINTH: Pursuant to the provisions of Section 151(g) of the DGCL, all references to Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock in the Corporation’s Certificate of Incorporation, as amended, are hereby eliminated, and the authorized shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock are hereby returned to the status of authorized but unissued shares of preferred stock of the Corporation, without designation as to series.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Denver Lough, its Chief Executive Officer this 7th day of March, 2018.

/s/ Denver Lough
By:	Denver Lough
Chief Executive Officer